SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 16, 1999



                              Express Scripts, Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)



  Delaware                      0-20199                              43-1420563
-------------------------------------------------------------------------------
(State or other         (Commission File No.)             (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)


13900 Riverport Drive, Maryland Heights, Missouri                       63043
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code:             (314) 770-1666
                                                         ----------------------


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5.           Other Events.

     On December 16, 1999, Express Scripts, Inc. (the "Company") representatives were interviewed by Dow Jones News Service for a news story to be issued on the Dow Jones news wire.

     The Company commented that it expects strong growth in mail prescription volumes in 2000, and will continue to invest monies received from its relationship with PlanetRx.com to enhance its internet capabilities.

     The Company also reported that its integration of the ValueRx and DPS operations is proceeding as planned and, in looking ahead to 2000, its primary integration activities will be focused on information systems consolidation and management of the United Healthcare ("UHC") account to another pharmacy benefit management company.

     During the interview, the Company commented on the effect that the termination of the Company's contract with UHC is expected to have on the Company's operating cash flows. The Company stated that it anticipates that the majority of the approximately 10 million UHC members will be transitioned to another pharmacy benefit management company during the third quarter of 2000. Due to the timing of cash receipts and payments under the UHC contract, the Company expects that cash flow from operations will be temporarily reduced by approximately $20 million during that quarter, but will still be positive overall. The cash flow reduction will have no impact on earnings, and the Company expects cash flows from operations to recover during the fourth quarter of 2000 to approximately the levels achieved prior to the termination of the UHC contract.

     The Company also reported that, when it acquired Diversified Pharmaceutical Services, Inc. on April 1, 1999, it allocated a portion of its purchase price to the UHC contract and has been amortizing that amount over the remaining term of the agreement. Consequently, the loss of net income associated with the termination of the UHC contract is not expected to be material.

     Information included in this Current Report on Form 8-K and information that may be contained in other filings by the Company with the Securities and Exchange Commission (the "Commission") and releases issued or statements made by the Company, contain or may contain forward-looking statements, including but not limited to statements of our plans, objectives, expectations or intentions. Such forward-looking statements necessarily involve risks and uncertainties. Our actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that might cause such a difference to occur include, but are not limited to: (i) risks associated with successfully integrating the PlanetRx.com Internet site with our system, and competition in the Internet pharmacy business; (ii) risks associated with the consummation and financing of acquisitions, including our ability to successfully integrate the operations of the acquired businesses with our existing operations (including successfully managing the transition of the United Healthcare membership off of our systems in 2000), client retention issues, and risks inherent in the acquired entities' operations; (iii) risks associated with obtaining financing and capital; (iv) risks associated with our ability to manage growth; (v) competition, including price competition, competition in the bidding and proposal process and our ability to consummate contract negotiations with prospective clients; (vi) the possible termination of contracts with certain key clients or providers; (vii) the possible termination of contracts with certain key pharmaceutical manufacturers and changes in pricing, discount, rebate or other practices of pharmaceutical manufacturers; (viii) adverse results in litigation; (ix) adverse results in regulatory matters, the adoption of adverse legislation or regulations, more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations; (x) developments in the healthcare industry, including the impact of increases in healthcare costs, changes in drug utilization patterns and introductions of new drugs; (xi) risks associated with the "Year 2000" issue;
(xii) dependence on key members of management; (xiii) our relationship with New York Life Insurance Company, which possesses voting control of us; and (xiv) other risks described from time to time in our filings with the Commission. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EXPRESS SCRIPTS, INC.



Date:  December 16, 1999              By: /s/ Barrett A. Toan
                                         Barrett A. Toan
                                         President and Chief Executive Officer